U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 POS

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATINUM STUDIOS, INC.

(Exact name of registrant as specified in charter)

California	20-5611551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2029 S. Westgate Avenue Los Angeles, California 90025	Scott Rosenberg 2029 S. Westgate Avenue Los Angeles, California 90025 (310) 807-8100
(Address of Registrant's Principal Executive Offices)	(Name, address and telephone number of agent for service)

PLATINUM STUDIOS, INC. 2011 MID-YEAR EQUITY INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS

(Full title of the plan)

Copies of all communications to:

Dieterich & Mazarei

11835 W. Olympic Blvd., Suite 1235E

Los Angeles, California 90064

Facsimile (310) 312-6680

EXPLANATORY NOTE

This Amendment No. 1 on Form S-8 POS amends our Registration Statement on Form S-8, which was originally filed with the SEC on July 18, 2011.  We are filing this Form S-8 POS solely to remove the signature of Lawrence “Larry” White as he had resigned from the position of Chief Financial Officer prior to the filing of the Registration Statement and was included in error.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 29, 2011.

PLATINUM STUDIOS, INC.

/s/ Scott M. Rosenberg
Scott M. Rosenberg, President & CEO

SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Scott M. Rosenberg their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 POS Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Scott M. Rosenberg
Scott M. Rosenberg	Director and Chief Executive Officer	July 29, 2011

/s/Gerald Kline
Gerald Kline	Director	July 29, 2011

/s/ Adam Post
Adam Post	Director	July 29, 2011

/s/ Mark Canton
Mark Canton	Director	July 29, 2011